Exhibit 10.2

NON-REVOLVING LINE OF CREDIT
PROMISSORY NOTE

$7,375,000.00	June 24, 2021
Note #__________	Albuquerque, New Mexico

FOR VALUE RECEIVED, the undersigned Wymont LLC, a New Mexico limited liability company (“Maker”), hereby promises to pay to the order of BOKF, NA dba Bank of Albuquerque (“Lender”), at its office located at 100 Sun Avenue NE, Suite 500, Albuquerque, New Mexico 87109, or at such other place as may be designated in writing by the holder of this Non-Revolving Line of Credit Promissory Note (“Note”), the principal sum of Seven Million Three Hundred Seventy-Five Thousand and No/100 Dollars ($7,375,000.00), or so much thereof as shall be disbursed hereunder, together with interest thereon at the rates specified in this Note, payable as set forth herein.

1.            Definitions. As used in this Note, the following terms shall have the meanings indicated for each:

A.           “Business Day” shall mean any day excluding Saturday, Sunday and any other day on which banking institutions in Albuquerque, New Mexico are authorized by law or other governmental actions to close, and, if such day relates to: (i) any interest rate settings as to a LIBOR loan; (ii) any fundings, disbursements, settlements and payments in respect of any such LIBOR loan; or (iii) any other dealings pursuant to this Note in respect of any such LIBOR loan, such day shall be a day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

B.           “Event of Default” shall have the meaning ascribed to such term in the Mortgage, including without limitation a default in payment or performance under this Note.

C.           “Interest Rate” shall mean from and following the closing date, the loan and the other obligations shall bear interest at LIBOR (defined below) plus three hundred (300) basis points, as calculated in accordance with paragraph 5 below; provided, however, in no event will the Interest Rate be lower than three and three-quarters of one percent (3.75%). The Interest Rate is not necessarily the lowest rate charged by Lender on its loans. If the Interest Rate becomes unavailable during the term of the Loan, Lender may designate a comparable substitute index after notifying Maker. Notwithstanding any language herein seemingly to the contrary: (a) Maker shall not be obligated to pay in excess of the maximum interest rate permitted by law for any interest payment period; and (b) upon the occurrence of an Event of Default, at the option of the holder of this Note, interest will accrue at the Default Rate of interest hereafter specified.

D.           “LIBOR” shall mean a rate (expressed to the fifth decimal place) equal to (i) the rate of interest which is identified and normally published by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for United States dollars) for loans in United States dollars for thirty (30) day periods as of 11:00 a.m. (London time), on the first of each month (or if such day is not a Business Day, the immediately preceding Business Day) plus (ii) the maximum reserve requirement, if any, then imposed under Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto) for “Eurocurrency Liabilities” (as defined therein); provided, however, that if LIBOR determined as provided above shall be less than zero, LIBOR shall be deemed to be zero for the purposes of this Agreement. Notwithstanding the foregoing, if at any time Lender determines (which determination shall be conclusive absent manifest error) that (a) ICE Benchmark Administration no longer reports LIBOR, (b) LIBOR is no longer a widely recognized benchmark rate for newly originated loans in the U.S. commercial or syndicated loan market, (c) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any governmental authority having or purporting to have jurisdiction over Lender has made a public statement identifying a specific date after which LIBOR shall no longer be used for determining interest rates for loans in the U.S. commercial or syndicated loan market, or (d) Lender determines in good faith that the rate so reported no longer accurately reflects the rate available to Lender in the London Interbank Market; or (e) if such index no longer exists (or accurately reflects the rate available to Lender in the London Interbank Market), then Lender may establish a replacement interest rate, including any necessary adjustments to any applicable margin (the “Replacement Rate”), in which case, the Replacement Rate shall replace LIBOR and such applicable interest rate for all purposes under this Note and the other Loan Documents unless and until (A) an event described in clauses (i) through (iv) occurs with respect to the Replacement Rate or (B) the Lender notifies the Maker that the Replacement Rate does not adequately and fairly reflect the cost to the Lender of funding loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, and notwithstanding anything to the contrary as may be set forth in Section 12.3 of the Loan Agreement, this Note and the other Loan Documents shall be amended as may be necessary or appropriate, in consultation with Maker (but in the sole opinion of the Lender), to effect the above provisions and the implementation of the Replacement Rate and, without limitation of Maker’s covenant under Section 6.8 of the Loan Agreement (Maker consents to any such necessary or appropriate amendments).

E.           “Loan” shall mean the loan evidenced by this Note.

F.            “Loan Agreement” shall mean the certain Development Loan Agreement dated the same date as this Note, between Lender and Maker and pursuant to which this Note is executed.

G.           “Maturity Date” shall mean June 24, 2024, or such earlier date on which the entire unpaid principal balance of this Note shall be paid or required to be paid in full, whether by prepayment, acceleration or otherwise.

H.           “Mortgage” shall mean the Mortgage, Security Agreement and Financing Statement dated the same date as this Note, made by Maker in favor of Lender securing, among other things, the indebtedness evidenced by this Note.

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2.            Draw Note. This Note evidences a loan that may be advanced in more than one advance during the term of this Note. This Note does not evidence a revolving line of credit. Maker acknowledges and agrees that it does not have the right under this Note to borrow, pay and re-borrow the loan proceeds. The loan evidenced by this Note shall be disbursed in accordance with the provisions of the Loan Agreement.

3.            Payments. Maker shall make monthly payments of interest only on the twenty-fourth (24th) day of each month beginning on July 24, 2021, and continuing on the twenty-fourth (24th) day of each month thereafter through and including May 24, 2024. On the Maturity Date, Maker shall make one final payment of all accrued and unpaid principal and interest and any other unpaid sums. Upon the occurrence of an Event of Default, at the option of the holder of this Note, interest shall accrue at the Default Rate. IN NO EVENT SHALL THE SUM TOTAL OF ALL ADVANCES ON THE NOTE EXCEED THE FACE AMOUNT OF THE NOTE.

4.            Loan Origination Fee. On the date this Note is signed, Maker will pay to Lender a loan origination fee of Thirty-Six Thousand Eight Hundred Seventy-Five and No/100 Dollars ($36,875.00).

5.            Computation of Interest and Related Fees. Interest due under this Note shall be calculated on the unpaid principal to the date of each installment paid, and each payment of principal and/or interest made hereunder shall be credited first to the discharge of interest, and the balance shall be credited to the unpaid principal sum. All payments of interest shall be computed on the per annum basis of a year consisting of three hundred sixty (360) days and for the actual number of days elapsed (including the first day, but excluding the last if payment is received by the holder of this Note by 1:00 p.m. New Mexico time). In addition to any other means of payment, Maker shall have the right to make payments by wire transfer or ACH directly to Lender. Within ten (10) days after written request by Maker, Lender shall provide wiring and ACH instructions to Maker for all payments due pursuant to the Loan.

6.            Default Interest. Subject to the notice and cure provisions contained in the Mortgage, while any Event of Default exists in the making of any of the payments herein provided to be made, or in the performance or observance of any of the terms, covenants or conditions of the Loan Agreement, this Note, the Mortgage or of any instrument now or hereafter securing payment of the indebtedness evidenced by this Note, at the option of the holder of this Note, in its sole discretion, the entire unpaid principal balance hereof shall bear interest at the rate per annum equal to the applicable interest rate, adjusted as of the date of any change therein, plus five percent (5%) per annum (the “Default Rate”). Notwithstanding the foregoing, if Lender determines pursuant to paragraph 15.6 of the Mortgage, that the Loan evidenced by this Note is required to be classified as high volatility commercial real estate, then the Interest Rate will be increased as provided in paragraph 15.6 of the Mortgage. During the existence of any such Event of Default, the holder of this Note may apply payments received on any amounts due hereunder, or under the terms of any instrument now or hereafter evidencing or amounts due hereunder, or under the terms of any instrument now or hereafter evidencing or securing such indebtedness, as the holder may determine, and if the holder of this Note so elects, notice of election being expressly waived, the principal hereof remaining unpaid, together with accrued interest, shall at once become due and payable. Any and all additional interest that has accrued at the rate provided in this paragraph shall be due and payable at the time of, and as a condition precedent to, the curing of any Event of Default.

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7.            Late Fees. Subject to the notice and cure provisions contained in the Mortgage, to the extent any principal and interest due under this Note is not paid within fifteen (15) calendar days of the due date therefore, and, to the extent that the following described fee is deemed to constitute interest, subject to paragraph 9 of this Note, in addition to any interest or other fees and charges due hereunder or under this Note, Maker shall pay a late fee equal to the lesser of: (a) five percent (5%) of the amount of the payment that was to have been made; or (ii) $400.00. Maker agrees that the charges set forth herein are reasonable compensation to Lender for the acceptance and handling of such late payments.

8.            Currency. All sums called for, payable, or to be paid hereunder shall be paid in lawful money of the United States of America, which, at the time of payment, is legal tender for the payment of public and private debts therein.

9.            Pre-Payment. This Note may be prepaid in whole or in part without penalty upon not less than two (2) business days’ advance written notice to the holder of this Note.

10.         Interest Savings Clause. All agreements between Maker and the holder of this Note are expressly limited so that in no event whatsoever, whether by reason of disbursement of the proceeds hereof or otherwise, shall the amount of interest or loan finance charge contracted for, charged or received by the holder of this Note exceed the highest lawful contractual rate of interest or the maximum finance charge permissible under applicable federal or state law which a court of competent jurisdiction, by final non-appealable order, determines to be applicable hereto. It is the intention of Maker and the holder of this Note to conform strictly to applicable usury laws from time to time in force, and all agreements between Maker and the holder of this Note, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity hereof or otherwise, shall the amount paid or agreed to be paid to the holder of this Note, or collected by the holder of this Note, for the use, forbearance or detention of the money to be loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in the Mortgage or in any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury laws. If under any circumstances whatsoever fulfillment of any provisions hereof or of the Mortgage or any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed or permitted by law, including judicial determination, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances the holder of this Note hereby shall ever receive an amount deemed interest by applicable law which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder or to other indebtedness secured by the Mortgage and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Maker or to any other person entitled thereto. All sums contracted for, charged or received by the holder of this Note for the use, forbearance or detention of the indebtedness of Maker evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform through the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the holder of this Note and Maker and any endorser or guarantor of this Note.

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11.         Governing Law. Payment of this Note is secured, without limitation, by the Mortgage, which covers real and personal property located in Albuquerque, New Mexico. THIS NOTE AND EACH OTHER LOAN DOCUMENT (AS DEFINED IN THE LOAN AGREEMENT), AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW MEXICO, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. MAKER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF BERNALILLO, STATE OF NEW MEXICO, AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER RELATED DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. MAKER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.

12.         Remedies. Subject to the notice and cure provisions contained in the Mortgage, upon the occurrence or existence of any Event of Default, the holder hereof may, without further notice, declare the entire unpaid principal balance of this Note and all unpaid, accrued interest on this Note and all other obligations of the Maker to the holder of this Note, whether direct or indirect, absolute or contingent, now existing or hereafter arising, immediately due and payable, without further notice or demand, and the Maker shall pay all such sums and other obligations. Further, upon the occurrence or existence of any such Event of Default, the holder of this Note shall be entitled to exercise any or all remedies provided or referenced in this Note, the Loan Agreement, the Mortgage or any other instrument or agreement evidencing, securing or relating to the indebtedness evidenced by this Note and any other rights and remedies under state or federal law. Failure to exercise any such rights and remedies upon any Event of Default shall not constitute a waiver of any rights in the event of any subsequent Event of Default. If this Note is placed in the hands of an attorney for collection or if collected through the probate court, bankruptcy court, or by any other legal or judicial proceedings, the Maker agrees and is obligated to pay, in addition to the sums referred to above, the reasonable attorneys' fees of the holder of this Note, together with all court costs and other reasonable expenses paid by such holder.

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13.         Waiver. The Maker, endorsers, sureties, guarantors and all other parties who may become liable for all or any part of this Note severally waive demand, presentment, notice of dishonor, protest, notice of protest, notice of nonpayment, notice of intent to accelerate, notice of acceleration of the maturity of this Note and consent to: (a) any and all extensions of time for any term or terms regarding any payment due under this Note, including partial payments or renewals before or after maturity; (b) changes in interest rates as provided in this Note; (c) any substitutions or release of collateral; and (d) the addition, substitution or release of any party liable for payment of this Note.

14.         Miscellaneous. All notices provided for herein shall be given in accordance with the provisions of the Loan Agreement.

A.           [Intentionally Omitted].

B.           This Note is given to evidence an obligation incurred for business purposes and not for personal, single family residential or agricultural purposes.

C.           This Note may not be terminated orally, but only by a discharge in writing and signed by the party who is the owner and holder of this Note at the time enforcement of any discharge is sought.

D.           MAKER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. MAKER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT LENDER HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER RELATED DOCUMENTS, AND THAT LENDER WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MAKER WARRANTS AND REPRESENTS THAT MAKER HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT MAKER KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

[SIGNATURE ON NEXT PAGE]

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Signed and delivered effective as of (but not necessarily on) the date set forth above.

“MAKER”	Wymont LLC,
a New Mexico limited liability company

	By	/s/ Carey A. Plant
Carey A. Plant, Vice President

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